Exhibit 5.1

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

February 28, 2020	FILE NO: 059109.0000086

Mondelēz International, Inc.

Three Parkway North

Deerfield, Illinois 60015

Mondelēz International, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Mondelēz International, Inc., a Virginia corporation (the “Company”), in connection with the registration of an indeterminate amount of debt securities, shares of the Company’s common stock, without par value (the “Common Stock”), shares of the Company’s preferred stock, without par value (the “Preferred Stock”), warrants, depositary shares, purchase contracts, guarantees and units (collectively, the “Securities” and each a “Security”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents, certificates and records as we have deemed necessary for the purposes of rendering this opinion letter, including, among other things, (i) the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-Laws of the Company, each as amended through the date hereof, (ii) the Registration Statement, including the Prospectus and the documents incorporated therein by reference, (iii) certain resolutions of the Board of Directors of the Company adopted on February 6, 2020, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect and (iv) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Mondelēz International, Inc.

February 28, 2020

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents, (iii) the accuracy and completeness of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of signatures and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the due authorization, execution and delivery of any and all documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

As to factual matters, we have relied upon and assumed the accuracy of representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the Commonwealth of Virginia as of the date of such certificate.

2. With respect to any series of Preferred Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the terms and approve the issuance of any series of Preferred Stock, including the terms of the offering thereof, from the then authorized number of shares of Preferred Stock available, (b) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) the series of

Mondelēz International, Inc.

February 28, 2020

Preferred Stock has been duly issued by the Company and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available and (b) the Common Stock has been duly issued by the Company and delivered assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

For purposes of the opinions set forth above, we have also assumed that the Company will be validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and of issuance of the applicable Security.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Mondelēz International, Inc.

February 28, 2020

This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP